 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-255920
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 19, 2021)
Up to 105,808,445 Common Shares of Rare Element Resources Ltd.
Issuable Upon the Exercise of Subscription Rights
Rare Element Resources Ltd. (the “Company,” “we,” “us,” or “our”) is distributing at no charge to the holders of our common shares, without par value, non-transferable subscription rights to purchase our common shares at a subscription price of $0.24 per share. Each holder will receive one subscription right for each of our common shares owned by such holder at the close of business on October 19, 2021. Each subscription right will entitle its holder to purchase one of our common shares at the subscription price.
The purpose of this rights offering is to raise equity capital for the Company that allows current equity holders to participate. The net proceeds will be used for the permitting, licensing, engineering, construction and operation of a rare earth separation and processing demonstration plant near the Company’s Bear Lodge REE Project (as defined herein) and other general corporate purposes, with a portion to be used for the prepayment of outstanding indebtedness. Please see “Use of Proceeds” for a further explanation of our intended use of proceeds from this rights offering. If we sell all the common shares being offered in this rights offering, we will receive gross proceeds of approximately $25.4 million.
The subscription rights issued pursuant to this rights offering will be granted and exercisable beginning on or about November 12, 2021. The subscription rights will expire and will have no value if they are not exercised prior to 5:00 p.m., New York City time, on December 8, 2021, the expected expiration date of this rights offering. We, in our sole discretion, may extend the period for exercising the subscription rights. We reserve the right to cancel the rights offering at any time before the expiration of the rights offering, for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. Broadridge Corporate Issuer Solutions, Inc. will serve as the subscription agent in the rights offering. Computershare Investor Services Inc. will serve as a co-subscription agent in the rights offering with respect to those who hold our common shares in “street name” through a securities broker or dealer, bank or trust company or other participant in the book-based system administered by CDS Clearing and Depository Services Inc., or “CDS.”
You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering and review carefully the contents of this prospectus supplement and the accompanying prospectus prior to exercising such rights. All exercises of subscription rights are irrevocable once they are exercised and shall continue to be irrevocable in the event that the rights offering is extended. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Holders who do not participate in the rights offering will continue to own the same number of shares. Holders who do not subscribe for the greatest number of shares permitted in the rights offering will own a smaller percentage of the total common shares outstanding if and to the extent other holders fully exercise their basic subscription and oversubscription privileges. Subscription rights that are not exercised by the expiration date will expire and have no value. The subscription rights may not be sold or transferred.
Synchron, a significant shareholder of the Company, has advised the Company that it intends to participate in the rights offering, but Synchron has not entered into any agreement to do so. See “Risk Factors — Depending on the extent to which Synchron and holders other than Synchron exercise their subscription rights, Synchron may hold more than 50% of our outstanding common shares after the rights offering . . . .”
Our common shares are quoted on the OTCQB Venture Marketplace under the symbol “REEMF,” and the common shares issued pursuant to this rights offering will also be quoted on the OTCQB Venture Marketplace under the same symbol. On November 11, 2021, the last reported sale price of our common shares was $1.72 per share.
If you exercise your basic subscription privilege in full, you may also exercise an oversubscription privilege to purchase additional common shares that remain unsubscribed for at the expiration of the rights offering, subject to availability and pro rata allocation of shares among persons exercising the oversubscription privilege. We will not issue fractional common shares in the rights offering. Fractional shares resulting from the exercise of the oversubscription privilege as to any subscription rights holder will be eliminated by rounding down to the nearest whole share.
Investing in our common shares involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page S-18 of this prospectus supplement before you decide whether to exercise your rights.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 12, 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a universal shelf registration statement on Form S-3 (File No. 333-255920) that we filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration statement, we may sell any combination of senior debt securities, subordinated debt securities, common shares, warrants or units in one or more offerings from time to time. This prospectus supplement describes the specific details regarding the sale of common shares issuable upon exercise of the rights granted in this rights offering, including the price, the aggregate number of common shares that may be purchased by exercise of the rights and the risks of investing in our common shares. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the subscription rights, our common shares and other information you should know before exercising your subscription rights.
If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference herein or therein, respectively — the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Please see “Incorporation of Certain Information by Reference” in the accompanying prospectus for more information.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that will be filed by us or on our behalf with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that will be filed by us or on our behalf with the SEC. We have not authorized anyone to provide you with additional, different or inconsistent information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, the information in the accompanying prospectus is accurate only as of the date set forth therein, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, the certificates representing the subscription rights or any exercise of those subscription rights. Our business, financial condition, results of operations, and prospects may have changed since that date.
As used in this prospectus supplement, the “Company,” “we,” “our,” and “us” refer to Rare Element Resources Ltd., unless stated otherwise or the context requires otherwise.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.
Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus supplement.
Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, intentions, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. These forward-looking statements relate to, among other things:
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our ability to continue operating as a going concern for the next 12 months;

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the impact of the COVID-19 pandemic (“COVID-19”) on (i) our business operations, (ii) our ability to raise capital, obtain licenses and permits, and to timely complete pilot plant test work, (iii) rare earth element prices, (iv) our near-term plans to construct and operate a planned demonstration plant, (v) our longer-term plans to construct and operate a full-scale mine and separation plant;

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anticipated losses in the operation of our business until such time, which may not occur in the foreseeable future or at all, as commercial production by us of rare earth elements has commenced;

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our ability to fund anticipated losses in the operation of our business until commercial production, which may not occur in the foreseeable future or at all, is achieved;

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the pursuit of potential financing and strategic alternatives including U.S. government funds;

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expectations regarding the ability to raise capital or secure additional strategic or joint venture partners in order to advance the Bear Lodge rare earth elements project (“Bear Lodge REE Project”), including the planned demonstration plant;

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our ability to resume suspended operational and permitting activities successfully;

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our ability and the timing to obtain necessary permits and licenses, including project development, mining, beneficiation and processing permits and source material licenses;

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the cost and timing of our current and planned future piloting of our rare earth element recovery and separation processes;

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the confirmation and piloting of our rare earth element recovery and separation technology and the ability to incorporate the technology with respect to the planned demonstration plant, the Bear Lodge REE Project or otherwise;

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the cost and timing of our planned demonstration plant, and the outcomes of the project to support our overall processing and separation of rare earth elements from our Bear Lodge REE Project or rare earth elements from other sources;

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our ability to license, permit, construct and operate the planned demonstration plant, or the cost or outcomes of its construction and operation;

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the estimated costs and schedule to develop the Bear Lodge REE Project;

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our ability to arrange for services of third parties to demonstrate the recovery and separation of rare earth products;

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the narrowed focus or suspension of the Company’s near-term operational and permitting activities;

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expectations regarding the global supply and demand for rare earth elements (“REE”), including the potential impact of the Chinese-dominated market;

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the ability and timing to complete a future feasibility study on the Bear Lodge REE Project;

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the estimated operating and capital costs, including sustaining capital, associated with the separation and recovery of marketable rare earth elements using our proprietary technology or other processes;

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expectations regarding the support or hindrance of our objectives as a result of government policies and actions;

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future expenditures to comply with environmental and other laws and regulations;

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expectations as to the marketability and prices of rare earth product(s); and

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our potential status as a “passive foreign investment company” under U.S. tax laws.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks associated with:
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the impact of COVID-19, including risks associated with uncertainties relating to its ultimate spread, severity and duration, and related adverse effects on the global economy and financial markets, and the impact of COVID-19 on rare earth prices and on our business development and strategies;

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our history of losses and numerous uncertainties that could affect the profitability or feasibility of our Bear Lodge REE Project and strategy;

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our lack of production from our mineral properties;

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our proprietary, patented and patent-pending, rare earth recovery and separation technology encountering infringement, unforeseen problems, or unexpected costs in development, deployment or scaling up to commercial application;

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our ability to maintain our proprietary interest in our patented and patent-pending intellectual property and related technical information licensed to third parties;

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intellectual property or related data being subject to damage or theft;

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our ability to maintain relationships and meet our obligations with significant investors or attract future investors or strategic partners;

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our ability to maintain compliance with our promissory note agreement;

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our ability to obtain additional financial resources on acceptable terms or at all, in order to (i) develop and maintain our assets, (ii) progress and finalize our planned demonstration plant, (iii) conduct our strategic plans, including our Bear Lodge REE Project’s activities and (iv) maintain our general and administrative expenditures at appropriate levels;

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increased costs affecting our financial condition, projects or plans;

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the potential liquidation or sale of part or all of the Company’s assets and the possible loss by investors of part or all of their investment;

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the fact that certain activities, including equity and debt financing activities, which may be undertaken by the Company will require the prior approval of Synchron and possibly other shareholders of the Company;

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whether we deregister our common shares under the Exchange Act and/or list our common shares on another securities exchange;

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volatile mineral markets, including fluctuations in demand for, and prices of, rare earth products, including the potential impact of the Chinese-dominated rare earth market;

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our ability to secure financing, permit, license, construct and operate the planned demonstration plant and ability to incorporate the outcomes of the demonstration plant in our Bear Lodge REE Project or other processing and separation opportunities;

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any right of the U.S. Department of Energy (“DoE”) to discontinue its financial participation in the planned demonstration plant;

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the results of future feasibility studies, if any, with respect to the planned demonstration plant and the Bear Lodge REE Project;

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our ability to resume our currently suspended federal and state licensing and permitting efforts for the Bear Lodge REE Project in a timely and cost-effective manner, or at all;

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the permitting, licensing and regulatory approval process with respect to the exploration, development and operation of our Bear Lodge REE Project;

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mineral resource estimation;

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our ability or willingness to exercise our right to purchase certain non-mineral lands for waste rock storage and processing operations and the ability to acquire another location if necessary;

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delay from opposition to development of the planned demonstration plant or any aspect of our Bear Lodge REE Project from third parties;

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establishing adequate distribution or sales channels to place our future suite of products;

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competition in the mining and rare earth industries, including an increase in global supplies or predatory pricing and dumping by our competitors;

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technological advancements, substitutes, and the establishment of new uses and markets for rare earth products;

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the specific product(s) from our operations potentially not meeting commercial quality expectations or having a limited number of customers, which could reduce our bargaining power, product pricing, and profitability;

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changes in government policies and future potential actions of the government with respect to the rare earth and mining industries;

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continued compliance with current environmental regulations and the possibility of new legislation, environmental regulations or license or permit requirements adverse to the mining industry, including measures regarding reclamation, water and air protection, land use and climate change;

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any changes to the U.S. General Mining Act of 1872, particularly with respect to tenure and/or the potential imposition of government royalties;

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our dependence on and the potential difficulty of attracting and retaining key personnel, consultants and qualified management;

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any shortage of equipment and supplies;

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mining and resource exploration, development, processing and recovery being a potentially hazardous activity;

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operating in the resource industry, which can be highly speculative and subject to volatile market forces outside of our control;

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title to our properties or mining claims;

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insurance for our operations that could become unavailable, unaffordable or commercially unreasonable or exclude from coverage certain risks to our business;

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our land reclamation and remediation requirements;

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information technology system disruptions, damage or failures;

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effects of legislation or proposed legislation on the mining industry and our business;

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our executive officer, directors and consultants being engaged in other businesses;

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costs associated with any unforeseen litigation;

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enforcement of civil liabilities in the U.S. and elsewhere;

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our common shares continuing not to pay dividends;

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share price volatility;

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our securities, including in relation to both Company performance and general security market conditions;

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the OTCQB Venture Marketplace standards and the “penny stock” rules and the impact on trading volume and liquidity due to our trading on the OTCQB Venture Marketplace;

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tax consequences to U.S. shareholders related to our potential status as a “passive foreign investment company”; and

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other factors, many of which are beyond our control.

This list is not exhaustive of the factors that might affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the “Risk Factors” sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that could cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus supplement by the foregoing cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary provides an overview of certain information about us and this rights offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference. You should read this entire prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference carefully before making a decision about whether to invest in our securities.
Our Business
The Company is the 100%-holder of the Bear Lodge REE Project located near the town of Sundance in northeast Wyoming. The Bear Lodge REE Project consists of several large, disseminated REE deposits that comprise one of the highest-grade REE deposits identified in North America and one of the highest-grade europium (Eu) deposits in the world. In addition, the Bear Lodge REE Project has a favorable distribution of the remaining critical rare earth elements. We also hold a 100% interest in the Sundance gold project (the “Sundance Gold Project”) that is adjacent to the Bear Lodge REE Project and contains a historical inferred mineral resource primarily composed of three gold targets within the area of the Bear Lodge property. Given our longstanding focus on the Bear Lodge REE Project and the current interest in REE, the advancement of the Sundance Gold Project has been on hold since 2011 and will likely remain so for the foreseeable future.
In our development efforts to date, we have done extensive laboratory testing on our proprietary rare earth recovery and separation technology at both the bench and pilot plant scale to recover saleable rare earth products. To date, we have filed six patents on our metallurgical processing innovations. Among them is a novel technique modifying conventional solvent extraction used for rare earth separation that promises to be more cost efficient and environmentally sound, involving minimal effluents discharged from the process.
The success of our metallurgical work on REE separation and recovery attracted the attention of the U.S. government and in January of 2021, the DoE announced that a consortium of companies, which includes the Company, led by General Atomics, an affiliate of Synchron, and certain of its affiliates, and LNV, an Ardurra Group, Inc. company, as engineering and construction subcontractor, had been selected for a potential financial award in the amount of $21.9 million for the engineering, construction and operation of a rare earth separation and processing demonstration plant. The planned demonstration plant, to be located in Upton, Wyoming, will process the already stockpiled high-grade ore from the Bear Lodge REE Project. The estimated cost of the planned demonstration plant is approximately $44 million, and the Company will fund the cost not covered by the DoE award on a matching basis. The DoE agreement was executed by the DoE’s grants/agreement officer on September 27, 2021, with an effective date of October 1, 2021.
With the DoE’s support of our technology, our near-term focus is on the progression of the planned demonstration plant for the processing, separation and recovery of rare earth elements. Assuming the demonstration plant operation is technically and economically successful, we plan to evaluate the feasibility of processing and separating REE from the Bear Lodge REE Project as well as other sources.
During the first quarter of 2016, we placed the Bear Lodge REE Project under care-and-maintenance, and all permitting activities were suspended. Based on current permitting timetables and other factors, we anticipate that we could receive all permits and licenses for the Bear Lodge REE Project approximately 18 to 30 months after resuming permitting efforts, which efforts may be dependent upon the success of our planned demonstration plant.
Once the decision to resume the Bear Lodge REE Project mine development activities is made, our plan is to advance engineering in preparation for the feasibility study, including an evaluation of a potential modular approach to development beginning with a smaller initial production facility which would then be scaled up. Our ability to begin construction activities on the Bear Lodge REE Project will be subject to various factors including (i) the availability of adequate capital, (ii) results of the planned demonstration plant, (iii) a positive feasibility study, (iv) securing off-take customers at adequate prices, (v) obtaining necessary permits and licenses, and (vi) approval from our board of directors.

The Bear Lodge REE Project deposit is located near excellent mining infrastructure, including good road access and power lines within two kilometers of the property. The Bear Lodge REE Project site is 100 kilometers east of Gillette, Wyoming, a major infrastructure, support, and logistics center for coal mines in the Powder River Basin that should provide for ready access to the required production supplies and materials as well as skilled labor. Additionally, the deposit is situated only 64 kilometers from the nearest railhead at Upton, Wyoming, where the proposed hydrometallurgical plant is planned to be sited, allowing access to major distribution channels via the adjacent railhead.
The Company was incorporated under the laws of the Province of British Columbia, Canada on June 3, 1999 as Spartacus Capital Inc. We are currently governed under the Business Corporations Act (British Columbia). Our executive office address is P.O. Box 271049, Littleton, Colorado 80127. The telephone number for our executive office is (720) 278-2460. We maintain a corporate website at www.rareelementresources.com. Our website and any materials thereon are not incorporated by reference in, and are not a part of, this prospectus supplement.
Originally organized as a “capital pool” company whose activities were focused on the identification and completion of a qualifying transaction as required by the rules of the TSX Venture Exchange, we transitioned to a “venture company” on July 25, 2003, coincident with (1) the completion of a reverse takeover acquisition of Rare Element Holdings Ltd. (the qualifying transaction), (2) a name change of “Spartacus Capital Inc.” to “Rare Element Resources Ltd.,” and (3) the completion of a private placement. The Company’s main assets include its proprietary rare earth processing and separation technology and its 100% interest in a group of unpatented mining claims and repurchase rights to adjacent private property, together known as the Bear Lodge Property, owned through its wholly owned subsidiary, Rare Element Resources, Inc., a Wyoming corporation.
We have one direct wholly owned subsidiary, incorporated under the laws of British Columbia, Canada in 1996 under the name “Rare Element Holdings Ltd.” That subsidiary has one direct wholly owned subsidiary, Rare Element Resources, Inc., incorporated in 1997 in the state of Wyoming, USA, formerly known as Paso Rico (USA), Inc.
Our common shares are quoted on the OTCQB Venture Marketplace under the symbol “REEMF.”
Recent Corporate Developments
During the nine months ended September 30, 2021, we continued the confirmation and enhancement of our proprietary technology for recovery and separation of rare earth elements. The work is being conducted by Umwelt-und Ingenieurtechnik GmbH Dresden (“UIT”), an affiliate of Synchron, under an agreement with us. The testing was completed in late September 2021, with reports expected during the fourth quarter of 2021. The results are to be incorporated into the planned demonstration plant, as described below.
For the remainder of 2021, we expect to further the plans for the demonstration plant, including (i) completing further UIT test work as necessary to optimize certain process steps and scale-up design criteria, (ii) confirming operating and capital cost estimates, and (iii) proceeding with the initial demonstration project schedule consistent with the DoE-approved project work plan. Additional funding pursuant to this rights offering is needed to progress these plans and provide working capital for the Company.
Further, throughout 2021, we continue to monitor the general U.S. political climate and actions taken by the U.S. government to secure a domestic, non-Chinese, rare earth supply chain. The U.S. federal government issued two Presidential Executive Orders in 2017 to encourage and support the establishment of a domestic rare earth supply chain and to strengthen the defense industrial base with respect to critical minerals including rare earths. In June 2019, the Department of Commerce released its report entitled “Federal strategy to ensure secure and reliable supplies of critical minerals.” This was followed by five U.S. Presidential Determinations on July 22, 2019, directed to the Secretary of Defense. One Presidential Determination declared that “the domestic production capability for Rare Earth Metals and Alloys is essential to the national defense.” These initiatives have increased the federal government’s level of interest in the rare earth industry and our potential rare earth products as a critical upstream segment of the supply chain, particularly considering Chinese dominance in the global rare earth market. In addition, COVID-19 has further focused the U.S. government on the importance of implementing secure domestic supply chains, including for rare earths, leading to a further Presidential Executive Order issued in February 2021 calling for an expedited 100-day review to address the strengthening of America’s supply chains, specifically requiring the Department of Defense to (i) submit a report identifying “risks in the supply chain of critical minerals and other strategic materials including rare earth elements” and (ii) make policy recommendations to address the risks. The 100-day review led to another Executive Order on June 8, 2021, calling for an investment in sustainable domestic and international production and processing of critical minerals, including a recommendation that Congress take actions to recapitalize and restore the National Defense Stockpile of critical minerals and materials. The Company monitors and participates in these initiatives as they are critical to the production of rare earth magnets used in the United States to support the manufacturing of, among other things, defense technologies, electric vehicles, wind turbines, consumer electronics, and oil refining equipment.
In January 2021, the consortium, of which we are a part, received notice from the DoE that the consortium had been selected for negotiation of a potential financial award for the engineering, construction and operation of a rare earth separation and processing demonstration plant. The consortium of companies is led by General Atomics, an affiliate of Synchron, and includes certain of General Atomics’ affiliates, and LNV, an Ardurra Group, Inc. company, as engineering and construction subcontractor. A formal proposal was submitted by the consortium in response to a published Funding Opportunity Announcement in mid-2020 for the construction and operation of a rare earth separation and processing plant utilizing proprietary technology to produce commercial grade products. The DoE funding is in the amount of $21.9 million and represents approximately one-half of the total estimated costs for the project. The planned demonstration plant will process the already stockpiled high-grade material from the Bear Lodge REE Project. The DoE agreement was executed by the DoE’s grants/agreement officer on September 27, 2021, with an effective date of October 1, 2021. The Company, as a subrecipient of the award, along with the other consortium members, is expected to finalize contractual arrangements with General Atomics in order to commence work on the project in November 2021.
In response to the COVID-19 pandemic, we have implemented travel restrictions, both domestically and internationally, and our employee and consultants have abided by government guidance and orders. As a result, we have seen delays in the metallurgical studies being conducted by UIT which slowed the progression of the prior test work. Additionally, any economic downturn triggered by COVID-19 and resulting direct and indirect negative impact to us could have a prospective material impact to our future activities, cash flows and liquidity. We may also experience higher prices for the equipment and raw materials for the planned demonstration plant due to shortages, commodity inflation and supply chain issues, including transportation delays as a result of COVID-19 and other economic factors. Further, it is unknown what, if any, impact COVID-19 and any resulting economic factors will have on rare earth prices and market supply and demand fundamentals.
The Rights Offering
The following summary describes the principal terms of the rights offering, but it is not intended to be a complete description of the offering. Please see “The Rights Offering” beginning on page S-23 of this prospectus supplement for a more detailed description of the terms and conditions of the distribution of rights and the offering of our common shares.
Subscription Rights:	We will grant to each holder of record of our common shares at the close of business on October 19, 2021, the record date for this rights offering, at no charge, one non-transferable subscription right for each of our common shares owned by such holder on the record date. The subscription rights will be evidenced by non-transferable subscription rights certificates. As of the record date, there were 105,808,445 common shares were outstanding. Each subscription right shall consist of (i) a basic subscription privilege to purchase one common share at a subscription price of $0.24 per share and (ii) if the basic subscription privilege is exercised in full by a holder thereof, an oversubscription privilege to subscribe for an unlimited number of whole common shares at the subscription price that are not purchased by other holders, subject to (i) a maximum of 105,808,445 shares and (ii) the allocation among all holders properly exercising the oversubscription privilege, as described below.
If and to the extent that our shareholders exercise their subscription rights in full to purchase our common shares, we will issue 105,808,445 shares and receive gross proceeds of approximately $25.4 million in the rights offering. In that case, we will have approximately 211,716,890 common shares outstanding after the rights offering.

Basic Subscription Privilege:	Each subscription right entitles the holder to purchase one of our common shares for $0.24 per share, the subscription price, which shall be paid in cash. After the expiration date, the subscription rights will expire and have no value. We will not issue subscription rights to acquire fractional shares.
Oversubscription Privilege:	If you fully exercise your basic subscription privilege and other holders of subscription rights do not fully exercise their basic subscription privileges, the oversubscription privilege entitles you to purchase additional common shares that remain unsubscribed for at the expiration of the rights offering, subject to availability and pro rata allocation of shares among shareholders exercising the oversubscription privilege, at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all oversubscription privilege exercises by holders thereof, the available shares will be distributed proportionately among shareholders who exercised their oversubscription privileges based on the number of shares each shareholder subscribed for under its basic subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction as soon as practicable after the expiration of the subscription period. Fractional shares resulting from the exercise of the oversubscription privilege as to any subscription rights holder will be eliminated by rounding down to the nearest whole share.
Subscription Price:	$0.24 per share, which shall be paid in cash. In order to be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.
Record Date:	October 19, 2021.
Expiration Date:	5:00 p.m., New York City time, on December 8, 2021, subject to extension or earlier termination. Subscription rights shall be irrevocable once they are exercised and shall continue to be irrevocable in the event the rights offering is extended.
Participation of Directors, Officers and Significant Shareholder:	All holders of our common shares as of the record date for the rights offering will receive, at no charge, the non-transferable subscription rights to purchase our common shares as described in this prospectus supplement. To the extent that our directors and officers held our common shares as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Synchron, a significant shareholder of the Company, has advised the Company that it intends to participate in the rights offering, but Synchron has not entered into any agreement to do so. See “Risk Factors — Depending on the extent to which Synchron and holders other than Synchron exercise their subscription rights, Synchron may hold more than 50% of our outstanding common shares after the rights offering . . . .”
Non-Transferability of Rights:	The subscription rights are not transferable.
No Revocation:	Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke, change or cancel your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at a subscription price of $0.24 per share.
Amendment, Extension and Termination:	We may extend the expiration date at any time after the record date. Subscription rights shall be irrevocable once they are exercised and shall continue to be irrevocable in the event that the rights offering is extended. We may also amend or modify the terms of the rights offering at any time prior to the expiration date, including if we extend the rights offering. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason. In the event the rights offering is terminated, then the subscription agent will return all subscription funds without interest or deduction to those persons who exercised their subscription rights.
Procedure for Exercising Rights:
If you are a record holder of our common shares and you wish to exercise your subscription rights, you must complete the rights certificate and deliver it to the subscription agent, Broadridge Corporate Issuer Solutions, Inc., together with full payment for all the subscription rights you elect to exercise under your basic subscription privilege and oversubscription privilege prior to the expiration of the rights offering. You may deliver such subscription documents and payments by mail or commercial carrier. If you use the mail, we recommend that you use insured, registered mail, return receipt requested.
If you hold our common shares in “street name” through a broker, custodian bank or other nominee, you will not receive an actual subscription rights certificate. We will ask your broker, custodian bank or other nominees to notify you of the rights offering. As described in this prospectus supplement, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. You should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe that you are entitled to participate in the rights offering but you have not received this form.

Payment Adjustments:	If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any oversubscription privilege exercised and permitted, the subscription agent will return to you the excess funds without interest or a deduction therefrom.
How Foreign Shareholders Can Exercise Rights:	The subscription agent will not mail this prospectus supplement or the rights certificates to you if you are a shareholder whose address is outside the United States or Canada or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 5:00 p.m., New York City time, at least five business days prior to the expiration date, and establish to the satisfaction of the subscription agent that you are permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value. Please see “The Rights Offering — Foreign Shareholders.”
Possible Restrictions on Exercise by Shareholders Residing in Certain States:	We will not issue shares to any shareholder who is required to obtain prior clearance or approval from, or submit a notice to, any state or federal regulatory authority to acquire, own or control such shares if we determine that, as of the expiration date of the rights offering, such clearance or approval has not been satisfactorily obtained and any applicable waiting period has not expired.
Material United States Federal Income Tax Consequences:	A U.S. holder of our common shares likely will not recognize income, gain, or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, please see “Material United States Federal Income Tax Consequences.” You should consult your tax advisor as to the particular consequences to you of the rights offering.
Issuance of Our Common Shares:	If you purchase shares through the rights offering, we will issue the underlying shares to you as soon as practicable after the completion of the rights offering.
No Recommendations to Rights Holders:	An investment in our common shares must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this prospectus supplement. Neither we nor our board of directors is making any recommendation regarding whether you should exercise your subscription rights.
Use of Proceeds:	The net proceeds will be used for the permitting, licensing, engineering, construction and operation of a rare earth separation and processing demonstration plant near the Company’s Bear Lodge REE Project and other general corporate purposes, with a portion to be used for the prepayment of outstanding indebtedness. Please see “Use of Proceeds” for a further explanation of our intended use of proceeds from this rights offering.
Subscription Agent and Information Agent:	Broadridge Corporate Issuer Solutions, Inc. will serve as the subscription agent and information agent in the rights offering. Computershare Investor Services Inc. will serve as a co-subscription agent in the rights offering with respect to those who hold our common shares in “street name” through a securities broker or dealer, bank or trust company or other participant in the book-based system administered by CDS.
Risk Factors:	Before investing in our common shares, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-18 of this prospectus supplement and beginning on page 9 of the accompanying prospectus, and all other information appearing elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus.
Trading of Common Shares:	Our common shares are quoted on the OTCQB Venture Marketplace under the symbol “REEMF,” and the shares to be issued in connection with this rights offering will also be quoted on the OTCQB Venture Marketplace under the same symbol.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
The following are what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our common shares, and our business.
What is a rights offering?
A rights offering is an opportunity for you to purchase additional common shares at a fixed price and in an amount at least proportional to your existing interest in the Company, enabling you to maintain or possibly increase your current percentage ownership of the Company.
Why are we engaging in a rights offering and how will we use the proceeds from the rights offering?
The purpose of the rights offering is to raise equity capital for the Company that allows all shareholders to participate. The net proceeds will be used for the permitting, licensing, engineering, construction and operation of a rare earth separation and processing demonstration plant near the Company’s Bear Lodge REE Project and other general corporate purposes, with a portion to be used for the prepayment of outstanding indebtedness. Please see “Use of Proceeds.”
Am I required to exercise all of the subscription rights I receive in the rights offering?
No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the oversubscription privilege.
What is the basic subscription privilege?
Each subscription right evidences a right to purchase one of our common shares at a subscription price of $0.24 per share. You will receive one basic subscription privilege for each of our common shares that you own at the close of business on October 19, 2021.
In order to properly exercise your basic subscription privilege, you must deliver the subscription payment and a properly completed rights certificate, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder related to your basic subscription privilege prior to the expiration of the rights offering. If you hold your common shares in street name through a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or “DTC,” then DTC will issue to your nominee the number of subscription rights to which you are entitled for each of our common shares that you own on the record date.
What is the oversubscription privilege?
The oversubscription privilege provides shareholders that exercise their basic subscription privilege in full the opportunity to purchase the shares that are not purchased by other shareholders. If you fully exercise your basic subscription privilege and other holders of subscription rights do not fully exercise their basic subscription privileges, the oversubscription privilege entitles you to purchase additional common shares that remain unsubscribed for at the expiration of the rights offering, subject to availability and pro rata allocation of shares among shareholders exercising the oversubscription privilege, at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all oversubscription privilege requests, the available shares will be distributed proportionately among rights holders who exercise their oversubscription privilege based on the number of shares each rights holder subscribed for under the basic subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.
In order to properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares that you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of our common shares available to you under the oversubscription privilege, assuming that no shareholder other than you has purchased any of our common shares pursuant to his, her or its basic subscription privilege and oversubscription privilege. Please see “The Rights Offering — The Subscription Rights — Oversubscription Privilege.”
Who will receive subscription rights?
Holders of our common shares will receive one non-transferable subscription right for each of our common shares owned at the close of business on October 19, 2021, the record date.
How many shares may I purchase if I exercise my subscription rights?
You will receive one non-transferable subscription right for each of our common shares that you owned at the close of business on October 19, 2021, the record date. Each subscription right consists of (i) a basic subscription privilege to purchase one common share at a subscription price of $0.24 per share and (ii) if you exercise the basic subscription privilege in full, an oversubscription privilege to subscribe for an unlimited number of whole common shares at the subscription price that are not purchased by other holders, subject to (i) a maximum of 105,808,445 shares and (ii) the allocation among all holders properly exercising the oversubscription privilege. You may exercise any number of your subscription rights.
Why are we conducting the rights offering?
We are conducting the rights offering to raise equity capital for the permitting, licensing, engineering, construction and operation of a rare earth separation and processing demonstration plant near the Company’s Bear Lodge REE Project and other general corporate purposes, with a portion to be used for the prepayment of outstanding indebtedness.
Were any required waivers obtained in connection with approval of the rights offering?
Yes. The Company is a party to an investment agreement, dated October 2, 2017, with Synchron (the “Investment Agreement”) that places significant restrictions on the ability of the Company to issue shares of its capital stock. The Investment Agreement provides that absent a waiver approved by our board of directors with the concurrence of a majority of Synchron’s designees on the board, we may not authorize the issuance of additional shares of capital stock without the approval of the holders of a majority of our common shares then outstanding. Without the concurrence with such waiver by the majority of Synchron’s designees on our board, the Company would have needed the approval of the holders of the majority of the common shares outstanding to approve the rights offering. In accordance with the Investment Agreement, the Company obtained a waiver approved by the board of directors with the concurrence of a majority of Synchron’s designees on the board.
How was the $0.24 per share subscription price determined?
In determining the subscription price, our board of directors considered a number of factors, including the likelihood of obtaining (and the likely cost of) capital from other sources, the restrictions under the Investment Agreement on our ability to issue shares, the price at which our shareholders might be willing to participate in the rights offering, the likelihood of achieving a high level of shareholder participation in the offering, the historical and current trading prices of our common shares, our need for liquidity and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies.

After consideration of all of these factors, the subscription price was established at a price of $0.24 per share. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offering. We cannot give any assurance that our common shares will trade at or above the subscription price in any given time period.
What will happen if I choose not to exercise my subscription rights?
If you choose not to exercise your subscription rights, you will retain your current number of our common shares. Shareholders who do not exercise in full their subscription rights granted in the rights offering will own a smaller percentage of the total shares outstanding if and to the extent other shareholders fully exercise their basic subscription and oversubscription privileges. Your subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m., New York City time, on December 8, 2021, the expected expiration date of this rights offering.
Does the Company need to achieve a certain participation level in order to complete the rights offering?
No. We may choose to consummate, amend, extend or terminate the rights offering regardless of the number of subscription rights exercised by holders.
Can the Company terminate the rights offering?
Yes. Our board of directors may decide to terminate the rights offering at any time prior to the expiration of the rights offering, for any reason. In such event, all subscription payments received in connection with the rights offering will be returned promptly, without interest or deduction, to those persons who exercised their subscription rights. Please see “Risk Factors — Because we may terminate the offering at any time prior to the expiration date, your participation in the rights offering is not assured” and “The Rights Offering — Expiration of the Rights Offering and Amendments, Extensions and Termination.”
May I transfer my subscription rights if I do not want to purchase any shares?
No. Should you choose not to exercise your rights, you may not sell, give away or otherwise transfer your rights.
When will the rights offering expire?
The subscription rights will expire and have no value, if not exercised prior thereto, at 5:00 p.m., New York City time, on December 8, 2021, unless we decide to extend the rights offering expiration date until some later time. Please see “The Rights Offering — Expiration of the Rights Offering and Amendments, Extensions and Termination.” The subscription agent must actually receive all required documents and payments before the expiration date. There is no maximum duration for the rights offering.
How do I exercise my subscription rights? What forms and payments are required to purchase common shares?
If you are a holder of record of our common shares, you may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together in full with the subscription price for each of our common shares that you subscribe for, to the subscription agent on or prior to 5:00 p.m., New York City time, on the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you hold our common shares through a broker, custodian bank or other nominee, please see “The Rights Offering — Beneficial Owners.”
What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?
If you hold your common shares in the name of a broker, dealer, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe that you are entitled to participate in the rights offering but you have not received this form.
What should I do if I want to participate in the rights offering, but I am a shareholder with a foreign address or a shareholder with an Army Post Office or Fleet Post Office address?
The subscription agent will not mail rights certificates to you if you are a shareholder whose address is outside the United States or Canada or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent prior to 5:00 p.m., New York City time, at least five business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.
Will I be charged a sales commission or a fee if I exercise my subscription rights?
We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.
Are there any conditions to my right to exercise my subscription rights?
The exercise of your subscription rights is not subject to the satisfaction of any conditions. However, we reserve the right to amend, extend, cancel, terminate or otherwise modify the rights offering at any time before completion of the rights offering for any reason. Please see “The Rights Offering — Conditions to and Cancellation of the Rights Offering.” Moreover, we will not be required to issue to you our common shares pursuant to this rights offering if, in our opinion, we or you are required to obtain prior clearance or approval from any state or federal regulatory authorities, to own or control the shares and if, at the time this rights offering expires, we or you have not obtained this clearance or approval.
Will fractional common shares be issued in the rights offering?
No. We will not issue fractional common shares in the rights offering. Fractional shares resulting from the exercise of the oversubscription privilege as to any subscription rights holder will be eliminated by rounding down to the nearest whole share.
Has the board of directors made a recommendation regarding the rights offering?
Our board of directors is not making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering, after considering all of the information herein, including the “Risk Factors” sections set forth in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, and of your best interests.
Will our directors and officers or any significant shareholder participate in the rights offering?
All holders of our common shares as of the record date for the rights offering will receive, at no charge, the non-transferable subscription rights to purchase our common shares as described in this prospectus supplement. To the extent that our directors and officers held our common shares as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Synchron, a significant shareholder of the Company, has advised the Company that it intends to participate in the rights offering, but Synchron has not entered into any agreement to do so. See “Risk Factors — Depending on the extent to which Synchron and holders other than Synchron exercise their subscription rights, Synchron may hold more than 50% of our outstanding common shares after the rights offering . . . .”

Is exercising my subscription rights risky?
Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of our common shares and should be considered as carefully as you would consider any other equity investment. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our securities. Among other things, you should carefully consider the risks described in the section entitled “Risk Factors” in this prospectus supplement beginning on page S-18 and in the accompanying prospectus beginning on page 9.
How many common shares will be outstanding after the rights offering?
The number of shares that we will issue in the offering will depend upon the number of shareholders that exercise their basic subscription and oversubscription privileges, and the extent to which they exercise their respective privileges. If all of the shares are sold in the rights offering, we will issue approximately 105,808,445 common shares. In that case, we will have approximately 211,716,890 common shares outstanding after the rights offering. This would represent an estimated increase of 100% in the number of our currently outstanding common shares.
What will be the proceeds of the rights offering?
If we sell all the common shares being offered in this rights offering, we will receive gross proceeds of approximately $25.4 million.
After I exercise my rights, can I change my mind and change or cancel my purchase?
No. Once you exercise and send in your subscription rights certificate and payment, you cannot revoke, change or cancel the exercise of your subscription rights, even if you later learn information about the Company that you consider to be unfavorable and even if the market price of our common shares falls below the $0.24 per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at a price of $0.24 per share. Please see “The Rights Offering — No Revocation or Change.”
What are the material U.S. federal income tax consequences of exercising my subscription rights?
A U.S. holder of our common shares likely will not recognize income, gain, or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, please see “Material United States Federal Income Tax Consequences.” You should consult your tax advisor as to the particular consequences to you of the rights offering.
If the rights offering is not completed, will my subscription payment be refunded to me?
Yes. If the rights offering is not completed, for any reason, any money received from subscribing shareholders will be refunded promptly, without interest or deduction.
If I exercise my subscription rights, when will I receive common shares I purchased in the rights offering?
We will issue certificates representing your common shares, or credit your account at your broker, custodian bank or other nominee with your common shares, electronically in registered, book-entry form only on our records or on the records of our transfer agent, Computershare Trust Company of Canada, that you purchased pursuant to your basic subscription and oversubscription privileges as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected.
To whom should I send my forms and payment?
If your shares are held in the name of a broker, custodian bank or other nominee, then you should send your subscription documents, rights certificate and payment to that record holder. If you are the record holder of your shares, then you should send your subscription documents, rights certificate and payment by hand delivery, overnight courier service or first-class mail to Broadridge Corporate Issuer Solutions, Inc., the subscription agent. The address for delivery to the subscription agent is as follows:
By Hand or Overnight Courier:
Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, New York 11717
By U.S. Postal Service:
Broadridge, Inc.
Attn: BCIS Re-Organization Department
P.O. Box 1371
Brentwood, New York 11717-0718
Your delivery other than in the manner or to the address listed above will not constitute valid delivery.
What if I have other questions?
If you have other questions about the rights offering, shareholders may call Broadridge Corporate Issuer Solutions, Inc., the information agent, by telephone at (888) 789-8409 (domestic) or (720) 414-6898 (international). Broadridge Corporate Issuer Solutions, Inc. may also be contacted by e-mail at shareholder@broadridge.com.
FOR A MORE COMPLETE DESCRIPTION OF THE RIGHTS OFFERING, PLEASE SEE THE SECTION OF THIS PROSPECTUS SUPPLEMENT CAPTIONED “THE RIGHTS OFFERING.”

RISK FACTORS
Prospective investors should carefully consider the following risk factors, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, in evaluating the Company and its business before purchasing our securities. In particular, prospective investors should note that this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and that actual results could differ materially from those contemplated by such statements. The factors listed below, in the accompanying prospectus and in the documents incorporated by reference herein and therein represent certain important factors which we believe could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.
Risks Relating to this Rights Offering
Depending on the extent to which Synchron and holders other than Synchron exercise their subscription rights, Synchron may hold more than 50% of our outstanding common shares after the rights offering, and as a result you may have reduced liquidity for your common shares, and there may be more limited opportunities for you to realize a control premium in connection with a future transaction. This is the case whether or not you exercise your subscription rights because you have no control over the exercise of subscription rights by other holders.
Synchron, which held approximately 48% of our common shares outstanding as of October 19, 2021, has advised the Company that it intends to participate in the rights offering, but Synchron has not entered into any agreement to do so. Depending on the extent to which Synchron and holders other than Synchron exercise their subscription rights, Synchron’s ownership percentage in our outstanding common shares could be anywhere between 24% and 74%, after giving effect to this rights offering. If Synchron declines to participate in the rights offering, but all other shareholders exercise their subscription privileges in full, Synchron’s ownership percentage would be reduced to approximately 24% after the rights offering. However, if Synchron exercises its basic subscription and oversubscription privileges in full but no other shareholder exercises its subscription privileges, then Synchron’s ownership percentage would be increased to approximately 74% after the rights offering. We believe it is likely that Synchron will hold greater than 50% of our common shares after the rights offering. If Synchron’s ownership percentage in our outstanding common shares increases above 50%, Synchron would be able to exercise greater control over all matters requiring shareholder approval, including the election of directors, mergers, consolidations and acquisitions, the sale of all or substantially all of our assets and other decisions affecting our capital structure, the amendment of our certificate of incorporation and articles, and our winding up and dissolution. Your interests as a holder of common shares may differ from the interests of Synchron.
In addition, if Synchron’s ownership percentage in our outstanding common shares increases above 50%, existing shareholders will not have received a control premium to reflect the acquisition by Synchron of greater than 50% of the Company’s outstanding shares, and there may be more limited opportunities for shareholders to realize a control premium going forward. If Synchron owns a significant majority of our outstanding common shares following this rights offering, the liquidity for your shares may be adversely affected.
A significant number of our shares will be available for future sale, which could depress the market price of our common shares.
As of November 9, 2021, there were 105,908,445 common shares outstanding. Upon exercise of all subscription rights offered hereunder, 211,716,890 common shares would be outstanding. In addition, as of November 9, 2021, there were outstanding options to purchase an aggregate 2,930,000 common shares.
We will require additional capital resources to progress with the feasibility studies, licensing, permitting, development and construction related to the Bear Lodge REE Project, for which we may seek to enter into strategic agreements, joint ventures or similar agreements or we may sell additional equity or debt in public or private transactions. Such transactions may include private offerings, underwritten or “best efforts”

offerings to the public or additional rights offerings to current shareholders. Sales of large amounts of our common shares in the market could adversely affect the market price of our common shares. All of these events could have a significant adverse impact on the market price of our common shares and could impair our future ability to raise capital through offerings of our securities at a time and price that we deem appropriate.
The subscription price determined for the rights offering is not an indication of the fair value of our common shares.
The subscription price in the rights offering is equal to $0.24, which is significantly lower than the $1.91 closing price of our common shares on October 5, 2021, immediately preceding our October 5, 2021 announcement of the Company’s intent to launch a rights offering at the subscription price. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the subscription price an indication of the value of the Company or our common shares. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price. We can give no assurance that our common shares will trade at or above the subscription price in any given time period.
You may not revoke your subscription exercise, even if the rights offering is extended, and your purchase of shares in the rights offering may be at a price higher than the market price.
Once you exercise your subscription rights, you may not revoke the exercise. If we decide to extend the duration of the rights offering, you still may not revoke the exercise of your subscription rights. The public trading market price of our common shares may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the market price of our common shares falls below the subscription price, then you will have committed to buy common shares in the rights offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell common shares that you purchased in the rights offering at a price equal to or greater than the subscription price. Until certificates are delivered or your account at your broker, custodian bank or other nominee is credited upon expiration of the rights offering, you may not be able to sell the common shares that you purchase in the rights offering. We will issue certificates representing our common shares, or credit your account at your broker, custodian bank or other nominee with our common shares, electronically in registered, book-entry form only on our records or on the records of our transfer agent, Computershare Trust Company of Canada, that you purchased pursuant to your basic subscription and oversubscription privileges as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected.
Because we do not have formal commitments from any of our shareholders to participate in the rights offering and because no minimum subscription is required, we cannot assure you of the amount of proceeds, if any, that we will receive from the rights offering.
We do not have formal commitments from any of our shareholders to participate in the rights offering and no minimum subscription is required for consummation of the rights offering. Synchron, a significant shareholder of the Company, has advised the Company that it intends to participate in the rights offering, but Synchron has not entered into any agreement to do so. We cannot assure you that any of our shareholders will exercise all or any part of their subscription rights, and as a result, we cannot assure you of the amount of proceeds that we will receive in the rights offering. Therefore, if you exercise all or any portion of your subscription rights, but other shareholders do not, we may not raise the desired amount of capital in this rights offering, the market price of our common shares could be adversely impacted and we may find it necessary to pursue alternative means of financing, which may be dilutive to your investment.
Because we may terminate the offering at any time prior to the expiration date, your participation in the rights offering is not assured.
We do not intend, but have the right, to terminate the offering at any time prior to the expiration date. If we determine to terminate the offering, we will not have any obligation with respect to the subscription rights except to return any money received from subscribing shareholders promptly, without interest or deduction.

You will need to act promptly and to carefully follow the subscription instructions, or your exercise of subscription rights will be rejected.
Shareholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on December 8, 2021, the expected expiration date. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date. If you fail to complete and sign the required subscription forms, or you send an incorrect payment amount, or your payment does not clear, or you otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering prior to the expiration date, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
You will not receive interest on subscription funds, including any funds ultimately returned to you.
You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this rights offering. In addition, if we cancel the rights offering or if you exercise your oversubscription privilege and are not allocated all of the common shares for which you oversubscribe, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest or deduction, any subscription payments to you.
You may not receive all of the shares you subscribe for pursuant to the oversubscription privilege.
If an insufficient number of shares are available to fully satisfy all oversubscription privilege requests, the available shares will be distributed proportionately among shareholders who exercised their oversubscription privileges based on the number of shares each shareholder subscribed for under its basic subscription privilege.
You may not be able to resell any of our common shares that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription period or be able to sell your shares at a price equal to or greater than the subscription price.
If you exercise your subscription rights, you may not be able to resell the underlying common shares until you or your broker, dealer, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a holder of the common shares that you purchased in this rights offering until we issue the shares to you. Although we will endeavor to issue the shares promptly after completion of this rights offering, there may be a delay between the expiration date and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common shares at a price equal to or greater than the subscription price.
If you do not fully exercise your subscription right, your interest in us will be significantly diluted if and to the extent other shareholders fully exercise their basic subscription and oversubscription privileges. In addition, if you do not exercise your subscription rights in full and the subscription price is less than the fair value of our common shares, then you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.
If you do not choose to fully exercise your subscription rights, your percentage ownership interest in us will decrease if and to the extent other shareholders fully exercise their basic subscription and oversubscription privileges. If you do not exercise your subscription rights at all, your percentage ownership in us could decrease significantly if and to the extent other shareholders fully exercise their basic subscription and oversubscription privileges. In addition, if you do not exercise your subscription rights in full and the subscription price is less than the fair value of our common shares, you would experience immediate dilution of the value of your shares relative to what your value would have been had our common shares been issued at fair value. This dilution could be substantial.
Future sales of our common shares by our insiders may cause our share price to decline.
A portion of our outstanding shares are held by directors and executive officers. Resales of a substantial number of shares of our shares by these shareholders, announcements of the proposed resale of substantial amounts of our shares, or the perception that substantial resales may be made by such shareholders could adversely impact the market price of our shares. Actual or potential sales by these insiders may adversely impact the market price of our shares.
The receipt of subscription rights may be treated as a taxable distribution to U.S. holders of our common shares.
We believe that the distribution of the subscription rights in this rights offering should, for U.S. federal income tax purposes, be a non-taxable distribution to U.S. holders of our common shares under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. However, this position is not binding on the Internal Revenue Service, or the courts. If the rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, the receipt of subscription rights by a U.S. holder of our common shares may be treated as the receipt of a taxable distribution equal to the fair market value of the subscription rights. For a detailed discussion, please see “Material United States Federal Income Tax Consequences.” Each U.S. holder of our common shares is urged to consult his, her or its own tax advisor with respect to the tax consequences of the rights offering.
Our net operating losses may be limited for United States federal income tax purposes as a result of the rights offering.
Section 382 of the Code imposes a limitation on a corporation’s use of net operating loss (“NOL”) carryforwards for United States federal income tax purposes if the corporation has undergone an “ownership change.” Depending on a number of circumstances, including the extent to which the subscription rights are exercised out of proportion to our existing common share ownership, the exercise of subscription rights pursuant to the rights offering, when combined with certain other shifts in ownership of our common shares involving one or more “5% shareholders” during the “testing period” (generally the three years preceding the testing date), may create an ownership change in us for purposes of Section 382 and therefore result in an annual limitation on the use of our NOL carryforwards. Because we have taken a full valuation allowance for our deferred tax assets on our financial statements, an ownership change would not have an immediate impact on our reported earnings for financial accounting purposes but may cause significant limitation on our use of the NOL carryforwards in future years to offset our taxable income.

USE OF PROCEEDS
If we sell all the common shares being offered in this rights offering, we expect the total gross proceeds to be approximately $25.4 million and net proceeds, after deducting estimated fees and expenses, to be approximately $25.1 million.
The net proceeds will be used for the permitting, licensing, engineering, construction and operation of a rare earth separation and processing demonstration plant near the Company’s Bear Lodge REE Project and other general corporate purposes, with a portion to be used for the prepayment of outstanding indebtedness. The previously announced $21.9 million financial award from the DoE for the demonstration plant will fund approximately one-half of the expected total cost of the demonstration plant, with the balance of the required funding being provided by the Company. As of the date hereof, the only outstanding indebtedness of the Company is the promissory note, dated October 14, 2021, between the Company, as borrower, and Synchron, as lender, in the aggregate principal amount of $1.0 million. The interest rate under the promissory note is 8% per annum, and the loan amount under the promissory note is due and payable on the earlier of (i) October 1, 2022 or (ii) the date of consummation of an equity financing pursuant to which the Company issues and sells its common shares for aggregate gross proceeds of at least $25 million. Pending the application of the net proceeds from this rights offering, we intend to invest such proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
We will bear all of the expenses of this rights offering, and such expenses will be paid out of our general funds.
The Company intends to spend the net proceeds from the rights offering as stated below, assuming different amounts of gross proceeds are raised in the offering. The Company will reallocate funds only for sound business reasons.
	Percentage of Maximum Gross Proceeds Raised in Rights Offering
($ in thousands)	15%	50%	75%	100%
Gross proceeds	$3,809	$12,697	$19,045	$25,394
Estimated fees and expenses	300	300	300	300
Net proceeds	$3,509	$12,397	$18,746	$25,094
Intended use of net proceeds, listed in order of priority:
Prepayment of outstanding indebtedness(1)	1,012	1,012	1,012	1,012
Permitting, licensing, engineering, construction and operation of rare earth separation and processing demonstration plant(2)	497	9,385	15,733	22,082
General corporate purposes	2,000	2,000	2,000	2,000

(1)
Assumes that outstanding indebtedness is prepaid on December 10, 2021.

(2)
In order to complete the engineering, construction and operation of a rare earth separation and processing demonstration plant near the Company’s Bear Lodge REE Project, the rights offering would need to raise net proceeds of approximately $25 million. In the event the net proceeds of the rights offering are less than approximately $25 million, or approximately 100% of the maximum size of the rights offering, the Company would need to seek additional funding. There is no assurance that the Company will be able to raise additional funds on a timely basis or at all.

THE RIGHTS OFFERING
The Subscription Rights
We are distributing to holders of our common shares at the close of business on the record date, which is October 19, 2021, at no charge, one non-transferable subscription right for each of our common shares owned by such holders as of the record date. Each subscription right shall consist of (i) a basic subscription privilege to purchase one common share at a subscription price of $0.24 per share and (ii) if the basic subscription privilege is exercised in full by a holder thereof, an oversubscription privilege to subscribe for an unlimited number of whole common shares at the subscription price that are not purchased by other holders, subject to (i) a maximum of 105,808,445 shares and (ii) the allocation among all holders properly exercising the oversubscription privilege. As of October 19, 2021, there were 105,808,445 common shares outstanding.
Basic Subscription Privilege
The subscription rights are evidenced by non-transferable rights certificates. Each subscription right entitles the holder to purchase one of our common shares upon delivery of the required subscription documents and payment of the subscription price of $0.24 per share prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription privilege or you may choose not to exercise your rights. However, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares pursuant to your oversubscription privilege. In order to properly exercise your basic subscription privilege, you must deliver the subscription payment and a properly completed rights certificate, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder.
We will not issue fractional common shares in the rights offering. Any excess subscription payment received by the subscription agent will be returned, without interest or deduction, as soon as practicable after the expiration of the subscription period. We will deliver certificates representing our common shares or credit your account at your broker, custodian bank or other nominee with our common shares, electronically in registered, book-entry form, purchased with the basic subscription privilege as soon as practicable.
Oversubscription Privilege
If you exercise your basic subscription privilege in full, you may also exercise an oversubscription privilege to purchase additional common shares that are not purchased by other rights holders pursuant to their basic subscription privileges, at the same subscription price of $0.24 per share. You are entitled to exercise your oversubscription privilege only if you exercise your basic subscription privilege in full.
In order to properly exercise your oversubscription privilege, you must deliver the subscription payment and a properly completed rights certificate, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares that you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of our common shares available to you under the oversubscription privilege, assuming that no shareholder other than you has purchased any our common shares pursuant to his, her or its basic subscription privilege and oversubscription privilege.
We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your oversubscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the oversubscription privilege if the rights offering is subscribed in full, and we will only honor an oversubscription privilege to the extent sufficient common shares are available following the exercise of subscription rights under the basic subscription privilege.
If an insufficient number of shares is available to fully satisfy all oversubscription privilege requests, the available shares will be distributed proportionately among shareholders who exercised their oversubscription privileges based on the number of shares each shareholder subscribed for under its basic subscription privilege. If the holders of subscription rights properly exercise their oversubscription privilege for an aggregate amount of shares that is less than or equal to the number of the unsubscribed shares, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the oversubscription privilege. Each holder that exercises its basic subscription privilege in full may subscribe for a number of additional common shares equal to the lesser of (1) the number of shares subscribed for by the holder under the oversubscription privilege and (2) the number calculated in accordance with the following formula: x(y/z), where x = the aggregate number of common shares available through unexercised rights after giving effect to the basic subscription privilege; y = the number of rights exercised by the holder under the basic subscription privilege; z = the aggregate number of rights exercised under the basic subscription privilege by holders of the rights that have subscribed for common shares under the oversubscription privilege. Fractional shares resulting from the exercise of the oversubscription privilege as to any subscription rights holder will be eliminated by rounding down to the nearest whole share. The subscription agent will return any excess payments without interest or deduction promptly after the expiration of the rights offering.
As soon as practicable after the expiration date, the subscription agent will determine the number of common shares that you may purchase pursuant to the oversubscription privilege. We will issue certificates representing your common shares, or credit your account at your broker, custodian bank or other nominee with your common shares, electronically in registered, book-entry form only on our records or on the records of our transfer agent, Computershare Trust Company of Canada, that you purchased pursuant to your basic subscription and oversubscription privileges as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected. If you request and pay for more shares than are allocated to you, the subscription agent will return any excess payments by mail, without interest or deduction as soon as practicable after the expiration of the subscription period. In connection with the exercise of the oversubscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of common shares requested through the oversubscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.
Missing or Incomplete Subscription Information
If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment to your purchase of our common shares, the subscription agent will return any excess subscription payment received without interest or deduction, as soon as practicable after the expiration of the subscription period.
Expiration of the Rights Offering and Amendments, Extensions and Termination
You may exercise your subscription rights at any time prior to 5:00 p.m., New York City time, on December 8, 2021, the expected expiration date for the rights offering, subject to extension. If you do not exercise your subscription rights before the expiration date of the rights offering, your subscription rights will expire and will have no value. We will not be required to issue our common shares to you if the subscription agent receives your rights certificate or payment, after the expiration date, regardless of when you sent the rights certificate and payment. We may choose to extend the rights offering at any time after the record date.
We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason. In the event the rights offering is terminated, the subscription agent will return all subscription funds.
If we elect to extend the expiration date of the rights offering, terminate the rights offering prior to the expiration date or amend or modify the terms of the rights offering, we will issue a press release announcing such extension, termination or amendment or modification no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date or on the next business day after the date on which the rights offering is terminated or amended or modified, as applicable.
Conditions to and Cancellation of the Rights Offering
Your exercise of subscription rights is not subject to the satisfaction of any conditions. However, we reserve the right to amend, extend, cancel, terminate or otherwise modify the rights offering at any time before completion of the rights offering for any reason. In the event that we terminate the rights offering prior to the expiration date, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be promptly returned, without interest or deduction. If we elect to extend the expiration date of the rights offering, terminate the rights offering prior to the expiration date or amend or modify the terms of the rights offering, we will issue a press release announcing such extension, termination or amendment or modification. Please see “— Expiration of the Rights Offering and Amendments, Extension and Termination.”
Method of Exercising Subscription Rights
The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash prior to 5:00 p.m., New York City time, on December 8, 2021, the expected expiration date of the rights offering. Rights holders may exercise their rights as follows:
Subscription by Record Holders
Rights holders who are record holders of our common shares may exercise their subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full in cash, of the subscription price for each of the common shares for which they subscribe, to the subscription agent at the address set forth under the subsection entitled “— Delivery of Subscription Materials and Payment,” on or prior to the expiration date.
Subscription by Beneficial Owners
Rights holders who are beneficial owners of our common shares and whose shares are registered in the name of a broker, custodian bank or other nominee, and rights holders who hold common share certificates and would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their broker, custodian bank or other nominee to exercise their rights and deliver all documents and payment on their behalf, prior to the expiration date. A rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such rights holder, its broker, custodian, nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.
Subscription by DTC Participants
Banks, trust companies, securities dealers and brokers that hold our common shares as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise their subscription rights on the same basis as if the beneficial owners were record holders on the rights offering record date through the DTC. Such holders may exercise these rights through DTC’s PSOP Function on the “agents subscription over PTS” procedure and instruct DTC to charge their applicable DTC account for the subscription payment for the new shares and deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares by the rights expiration date.
Payment Method
Payments must be made in full in U.S. currency by:
•
cashier’s or certified check drawn against a U.S. or Canadian bank payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent” for Rare Element Resources Ltd.;

•
U.S. postal money order or other form of money order acceptable to the Company payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent” for Rare Element Resources Ltd.; or

•
wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as subscription agent, for purposes of accepting subscriptions in this rights offering at U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Routing number: 123000848, International/Swift code: USBKUS44IMT, Beneficiary Account Name: Broadridge, Account Number: 153910728465, For Further Credit Name: Rare Element Resources, with reference to the subscription rights holder’s name.

Rights certificates received after 5:00 p.m., New York City time, on December 8, 2021, the expected expiration date of the rights offering, will not be honored, and we will return your payment to you promptly, without interest or deduction.
The subscription agent will be deemed to receive payment upon:
•
receipt by the subscription agent of any cashier’s check or certified check drawn upon a U.S. or Canadian bank;

•
receipt by the subscription agent of any U.S. postal money order or other form of money order acceptable to the Company; or

•
receipt by the subscription agent of any appropriately executed wire transfer.

•
You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your broker, custodian bank or other nominee, not us or the subscription agent.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period.
Unless a rights certificate provides that the common shares are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent. Please see “— Medallion Guarantee May Be Required.”
Medallion Guarantee May Be Required
Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights.
Subscription Agent
The subscription agent for this rights offering is Broadridge Corporate Issuer Solutions, Inc. In addition, Computershare Investor Services Inc. will serve as a co-subscription agent in the rights offering with respect to those who hold our common shares in “street name” through a securities broker or dealer, bank or trust company or other participant in the book-based system administered by CDS. We will pay all fees and expenses of the subscription agent and co-subscription agent related to the rights offering and have also agreed to indemnify the subscription agent and co-subscription agent from certain liabilities that they may incur in connection with the rights offering.
Information Agent
The information agent for this rights offering is Broadridge Corporate Issuer Solutions, Inc. We will pay all fees and expenses of the information agent related to the rights offering and have also agreed to indemnify the information agent from certain liabilities that it may incur in connection with the rights offering. The information agent can be contacted at the following address, telephone number and e-mail address:
By Hand or Overnight Courier:
Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, New York 11717
By U.S. Postal Service:
Broadridge, Inc.
Attn: BCIS Re-Organization Department
P.O. Box 1371
Brentwood, New York 11717-0718
By Telephone or E-mail:
Phone Number (domestic): (888) 789-8409
Phone Number (international): (720) 414-6898
E-mail: shareholder@broadridge.com
Delivery of Subscription Materials and Payment
If your shares are held in the name of a broker, custodian bank or other nominee, then you should send your subscription documents, rights certificate, such other documents requested by your nominee and payment of the subscription price to your broker, custodian bank or other nominee. If you are the record holder of your shares, then you should deliver your subscription rights certificate and payment of the subscription price in cash, as provided in this prospectus supplement, to the subscription agent by hand delivery, overnight courier or first-class mail at the following address:
By Hand or Overnight Courier:
Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, New York 11717
Phone Number (domestic): (888) 789-8409
By U.S. Postal Service:
Broadridge, Inc.
Attn: BCIS Re-Organization Department
P.O. Box 1371
Brentwood, New York 11717-0718
Phone Number (domestic): (888) 789-8409
Your delivery other than in the manner or to the address listed above will not constitute valid delivery.
You should direct any questions or requests for assistance concerning the method of subscribing for the common shares or for additional copies of this prospectus supplement to the information agent, whose contact information is provided above.
Escrow Arrangements
The subscription agent will hold funds received in payment of the subscription price in a segregated account until the rights offering is completed or withdrawn and terminated.

Notice to Beneficial Holders
If you are a broker, dealer, custodian bank or other nominee holder that holds our common shares for the account of others as of the record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold our common shares for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common shares on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the information agent to request a copy.
Beneficial Owners
If you are a beneficial owner of our common shares or will receive subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common shares directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your broker, custodian bank or other nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive the “Beneficial Owner Election Form” from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe that you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.
Reasons for the Rights Offering
In authorizing the rights offering, our board of directors carefully evaluated our need for liquidity, financial flexibility and additional capital. Our board of directors considered several alternative capital raising methods before concluding that the rights offering was the appropriate alternative in the circumstances for a number of reasons, including that it provides an opportunity to our shareholders to participate on a pro rata basis. In accordance with the terms of the Investment Agreement between the Company and Synchron, the Company obtained a waiver approved by our board of directors (with the concurrence of a majority of Synchron’s designees on the board) to authorize the issuance of additional common shares pursuant to the rights offering.
We are conducting the rights offering to raise capital for the permitting, licensing, engineering, construction and operation of a rare earth separation and processing demonstration plant near the Company’s Bear Lodge REE Project and other general corporate purposes, with a portion to be used for the prepayment of outstanding indebtedness.
Subscription Price
In determining the subscription price, our board of directors considered a number of factors, including the likelihood of obtaining (and the likely cost of) capital from other sources, the restrictions under the Investment Agreement on our ability to issue shares, the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices of our common shares, our need for liquidity and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. After consideration of all of these factors, the subscription price was established at a price of $0.24 per share. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the subscription price as an indication of the value of the Company or our common shares. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price. We also cannot assure you that the market price of our common shares will not decline during or after the rights offering. We urge you to obtain a current quote for our common shares before exercising your subscription rights.
Determination Regarding the Exercise of Your Subscription Rights
We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the rights offering will be final and binding.
Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of our common shares to you could be deemed unlawful under applicable law.
No Revocation or Change
Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at the subscription price.
Non-Transferability of the Rights
The subscription rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else.
Rights of Subscribers
You will have no rights as a holder with respect to shares you subscribe for in the rights offering until certificates representing the common shares are issued to you or your account at your broker, dealer, custodian bank or other nominee is credited with such shares. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment in cash, as provided in this prospectus supplement, and any other required documents to the subscription agent.
Foreign Shareholders
The subscription agent will not mail this prospectus supplement or rights certificates to you if you are a shareholder whose address is outside the United States or Canada or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 5:00 p.m., New York City time, at least five business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Board Recommendations
An investment in our common shares must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus. Our board of directors is making no recommendation regarding whether you should exercise your subscription rights.
Common Shares Outstanding After this Rights Offering
Based on the 105,908,445 common shares currently outstanding and the 105,808,445 shares issuable pursuant to this rights offering, 211,716,890 common shares may be issued and outstanding following the rights offering, which represents an estimated increase in the number of our currently outstanding common shares of 100%.
Fees and Expenses
Neither we nor the subscription agent will charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.
Regulatory Limitation
We will not be required to issue to you our common shares pursuant to this rights offering if, in our opinion, we or you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time this rights offering expires, we or you have not obtained this clearance or approval.
Questions About Exercising Subscription Rights
If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or any document mentioned herein, you should contact the information agent at the address and telephone number set forth above under “— Information Agent.”

DILUTION
Purchasers of our common shares in the rights offering will experience dilution to the extent of the difference between the subscription price and our as-adjusted net tangible book value per share immediately after this rights offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of our outstanding common shares. As of September 30, 2021, our net tangible book value was a deficit of approximately $(254,000), or $(0.002) per share.
After giving effect to the sale by us in the rights offering of 105,808,445 common shares at the subscription price of $0.24 per share, after deducting the estimated offering fees and expenses payable by us of $300,000, our as-adjusted net tangible book value as of September 30, 2021 would have been approximately $24,840,000, or approximately $0.12 per share. This represents an immediate increase in net tangible book value of approximately $0.12 per share to existing shareholders who do not participate in the rights offering and an immediate dilution of approximately $0.12 per share to investors purchasing our common shares in this rights offering. The following table illustrates this per share dilution (unaudited):
Subscription price		$0.24
Net tangible book value per share as of September 30, 2021	$(0.002)
Increase in net tangible book value attributable to this rights offering	0.12
As-adjusted net tangible book value per share after giving effect to the rights offering		0.12
Dilution in net tangible book value per share to existing shareholders who participate in the rights offering		$0.12
The information above is as of September 30, 2021 and excludes as of such date 3,530,000 outstanding stock options not otherwise exercised. To the extent that any of our outstanding stock options are exercised, or if we grant additional stock options or other awards under our stock option plan, or issue additional common shares stock in the future, there may be further dilution.

CAPITALIZATION
The following table sets forth our capitalization and cash position as of September 30, 2021
•
an actual basis;

•
an as-adjusted basis to give effect to the issuance on October 14, 2021 of the promissory note between the Company, as borrower, and Synchron, as lender, in the aggregate principal amount of $1.0 million, assuming the gross proceeds are initially held as cash and equivalents; and

•
a pro forma as-further-adjusted basis to give effect to the issuance and sale of 105,808,445 common shares in this rights offering, assuming the net proceeds are initially held as cash and cash equivalents, pending their use as described in “Use of Proceeds.”

This table should be read in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference into this prospectus supplement.
	As of September 30, 2021
($ in thousands)	Actual	As Adjusted	Pro Forma As Further Adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$447	$1,447	$26,541
Debt	$—	$1,000	$1,000
Shareholders’ equity	(254)	(254)	24,840
Total capitalization	$(254)	$1,445	$25,840

PLAN OF DISTRIBUTION
We are distributing the subscription rights and rights certificates to individuals who owned our common shares at the close of business on October 19, 2021. If you wish to exercise your subscription rights and purchase our common shares, you should complete the rights certificate and return it with payment for the shares to the subscription agent, Broadridge Corporate Issuer Solutions, Inc., by hand delivery, overnight courier or first-class mail at the following address:
By Hand or Overnight Courier:
Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, New York 11717
Phone Number (domestic): (888) 789-8409
By U.S. Postal Service:
Broadridge, Inc.
Attn: BCIS Re-Organization Department
P.O. Box 1371
Brentwood, New York 11717-0718
Phone Number (domestic): (888) 789-8409
In the event that the rights offering is not fully subscribed, holders of rights who exercise their basic subscription privileges in full will have the opportunity to subscribe for unsubscribed rights pursuant to the oversubscription privilege. Please see “The Rights Offering.”
We have not agreed to enter into any standby or other arrangement to purchase or sell any rights or any of our securities. We have not entered into any agreements regarding stabilization activities with respect to our securities.
If you have any questions, you should contact the information agent, Broadridge Corporate Issuer Solutions, Inc. We have agreed to pay the subscription agent, information agent and co-subscription agent their fees plus certain expenses, which we estimate will be approximately $40,000 in the aggregate. We estimate that our total expenses in connection with the rights offering will be approximately $300,000.
Other than as described herein, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the common shares.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion sets forth certain material United States federal income tax consequences to U.S. Holders (as defined below) of the receipt, exercise, disposition and expiration of the subscription rights and the ownership and disposition of our common shares received upon exercise of the subscription rights. This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular beneficial owners of our common shares in light of their personal circumstances or to persons that are subject to special tax rules. In particular, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of beneficial owners of our common shares, such as:
•
financial institutions;

•
regulated investment companies;

•
real estate investment trusts;

•
tax exempt entities;

•
insurance companies;

•
persons that do not hold our common shares as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”);

•
persons holding our common shares as part of an integrated or conversion transaction or a constructive sale or a straddle;

•
persons that own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding common shares;

•
U.S. expatriates;

•
dealers or traders in securities; or

•
U.S. Holders whose functional currency is not the U.S. dollar.

This summary does not address the alternative minimum tax, U.S. federal estate and gift tax consequences or tax consequences under any state, local or non U.S. laws.
For purposes of this discussion, a person is a “U.S. Holder” if it is a beneficial owner of our common shares that is (1) an individual citizen or resident alien of the United States for U.S. federal income tax purposes; (2) a corporation, or other entity treated as a corporation for U.S federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
The tax treatment of a partnership, or other pass through entity or arrangement treated as a partnership for U.S. federal income tax purposes, and each partner (or other owner) thereof will generally depend upon the status and activities of the entity and such partner (or other owner). A holder of our common shares that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners (or other owners).
The following discussion is based upon the Code, U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury Regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling or other guidance from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.
This discussion is not intended to constitute a complete analysis with respect to any particular holder of all tax consequences relating to the receipt, exercise, disposition and expiration of the subscription rights and the ownership and disposition of our common shares with respect to that holder. The following discussion does not address the tax consequences of the rights offering or the related share issuance under estate, gift, foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCE TO SUCH HOLDER.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER. EACH U.S. HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND DISPOSITION OF SUBSCRIPTION RIGHTS RECEIVED IN THIS RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.
U.S. Federal Income Tax Consequences of the Rights Offering
Receipt of Subscription Rights
Under Section 305 of the Code, a shareholder who receives a subscription right will, if such receipt is treated as a “disproportionate distribution” within the meaning of Section 305 of the Code, be treated as having received a taxable distribution in an amount equal to the value of such subscription right. In general, a shareholder who receives a subscription right will be treated as having received a “disproportionate distribution” (and thus a taxable distribution) if a shareholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other shareholder receives a distribution (or a deemed distribution) of cash or other property. While the issue is not free from doubt, we believe that the receipt of subscription rights by a U.S. Holder should not be treated as a “disproportionate distribution” under Section 305(b) of the Code. However, due to the uncertainties in the application of Section 305 of the Code, there can be no assurance that such treatment will not be challenged by IRS or, if challenged, upheld. If the distribution of subscription rights were treated as a taxable distribution, the fair market value of the subscription right a U.S. Holder receives would be taxable to such U.S. Holder as a dividend. The U.S. Holder’s tax basis in such subscription right would equal the amount of the dividend and the U.S. Holder’s holding period for the subscription rights would commence on the date of distribution. For further disclosure on taxation of dividends, see “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Certain U.S. Federal Income Tax Considerations — Distributions” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 26, 2021. The balance of the discussion below assumes that the distribution of subscriptions rights will not be a taxable distribution.
Basis and Holding Period of Subscription Rights
A U.S. Holder’s tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common shares owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common shares with respect to which the subscription rights are received or (ii) the U.S. Holder elects, in its United States federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common shares to the subscription rights, then the U.S. Holder’s tax basis in the common shares with respect to which the subscription rights are received will be allocated between the common shares and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a U.S. Holder have a fair market value that is less than 15% of the fair market value of the common shares owned by such holder at the time the subscription rights are distributed, the U.S. Holder’s tax basis in its subscription rights will be zero unless the U.S. Holder elects to allocate part of its adjusted tax basis in the common shares owned by such holder to the subscription rights in the manner described in the previous sentence. The fair market value of the subscription rights on the date that the subscription rights will be distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. A U.S. Holder’s holding period in the subscription rights will include the U.S. Holder’s holding period for the common shares with respect to which the subscription rights were distributed.
Exercise of Subscription Rights
The exercise of a subscription right by, or on behalf of, a U.S. Holder will not be a taxable transaction for U.S. federal income tax purposes. The basis of each of our common shares acquired upon exercise of the subscription right will equal the sum of the subscription price and the U.S. Holder’s tax basis (as determined above), if any, in the subscription right exercised. The holding period of our common shares received upon exercise of subscription rights shall begin on the day the subscription rights are exercised.
If, at the time of the receipt or exercise of the subscription right, the U.S. Holder no longer holds the common shares with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the common shares previously sold and the subscription right received, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common shares previously sold, and (3) the impact of such allocation on the tax basis of the common shares acquired upon exercise of the subscription right. U.S. Holders who exercise a subscription right received in the rights offering after disposing of our common shares with respect to which the subscription right is received, should consult their own tax advisor.
Sale or Expiration of Subscription Rights
For U.S. federal income tax purposes, gain or loss realized on a sale of subscription rights by a U.S. Holder will be capital gain or loss, and will be long-term capital gain or loss if the holding period for the subscription rights is more than one year. For these purposes, the holding period for the subscription rights will include the holding period of the common shares with respect to which the subscription rights were distributed. The deductibility of capital losses is subject to limitations. The amount of the gain or loss will be equal to the difference between the U.S. Holder’s tax basis in the subscription rights disposed of (as determined above) and the amount realized on the disposition.
Gain or loss recognized by a U.S. Holder on a sale of subscription rights generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, the U.S. Holder may not be able to use the foreign tax credit arising from any foreign tax imposed on the disposition of a subscription right unless such credit can be applied against tax due on other income treated as derived from foreign sources in the appropriate limitation category.
In the event the subscription rights expire without being sold or exercised, the subscription rights will be deemed to have a zero basis and, therefore, the U.S. Holder will not recognize any loss upon the expiration of the subscription rights, and the U.S. Holder should re-allocate any portion of the tax basis in the U.S. Holder’s common shares previously allocated to the subscription rights that have expired to their existing common shares.
U.S. Federal Income Tax Consequences of Owning and Disposing of our Common Shares Received in the Rights Offering
The U.S. federal income tax consequences of a U.S. Holder owning and disposing of our common shares that are received upon exercise of the subscription rights are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 26, 2021 under “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Certain U.S. Federal Income Tax Considerations.”

LEGAL MATTERS
The validity of the rights and common shares offered by this prospectus supplement will be passed upon for us by Fasken Martineau DuMoulin LLP, Toronto, Ontario.
EXPERTS
The consolidated financial statements as of December 31, 2020 and for the year then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated balance sheet of the Company as of December 31, 2019, and the consolidated statements of operations, shareholders’ equity, and cash flows of the Company for the year ended December 31, 2019 have been incorporated by reference herein in reliance upon the report of Plante & Moran, PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Information” section of our website at www.rareelementresources.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. We incorporate by reference into this prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 26, 2021;

•
the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 as filed with the SEC on May 7, 2021, August 6, 2021 and November 8, 2021, respectively;

•
Current Report on Form 8-K filed with the SEC on January 25, 2021, June 9, 2021, October 5, 2021, October 14, 2021 and October 27, 2021; and

•
the description of our common shares set forth in our registration statement on Form 8-A filed on August 17, 2010, which incorporates by reference the description of our common shares set forth in our registration statement on Form 20-F filed on November 17, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this prospectus supplement and prior to the termination of the offering.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.
We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement. Requests should be directed to:
Rare Element Resources Ltd.
Attention: Corporate Secretary
P.O. Box 271049
Littleton, Colorado 80127
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

PROSPECTUS
$75,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Shares
Warrants
Units
Rare Element Resources Ltd. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time our senior and subordinated debt securities; common shares, without par value; warrants to purchase any of the other securities that are described in this prospectus or any prospectus supplement hereto; or securities that may be convertible into or exchangeable for other securities of the Company covered hereby, or units comprised of any combination thereof, for up to an aggregate offering price of $75 million, in one or more transactions.
We will provide specific terms of any offering of securities in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.
We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of securities will be described in the prospectus supplement relating to that offering.
Our common shares trade on the OTCQB Venture Marketplace under the symbol “REEMF.” On May 18, 2021, the last reported sales price of our common shares on OTCQB Venture Marketplace was $1.73 per share. The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the securities covered by that prospectus supplement.
The securities offered in this prospectus involve significant risk. You should carefully consider the matters set forth in “Risk Factors” on page 9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on March 26, 2021 and incorporated by reference, in determining whether to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 19, 2021.

As used in this prospectus, the terms the “Company,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Rare Element Resources Ltd. or to one or more of Rare Element Resources Ltd.’s subsidiaries or to Rare Element Resources Ltd. and its consolidated subsidiaries, taken as a whole.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.
WHERE YOU CAN FIND MORE INFORMATION
We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Information” section of our website at www.rareelementresources.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 26, 2021;

•
the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as filed with the SEC on May 7, 2021;

•
Current Report on Form 8-K filed with the SEC on January 25, 2021; and

•
the description of our common shares set forth in our registration statement on Form 8-A filed on August 17, 2010, which incorporates by reference the description of our common shares set forth in our registration statement on Form 20-F filed on November 17, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:
Rare Element Resources Ltd.
Attention: Corporate Secretary
P.O. Box 271049
Littleton, Colorado 80127
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.
Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.
Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, intentions, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. These forward-looking statements relate to, among other things:
•
the impact of the COVID-19 pandemic (“COVID-19”) on (i) our business operations, (ii) our ability to raise capital, obtain licenses and permits, and to timely complete pilot plant test work, (iii) rare earth element prices, (iv) our near-term plans to construct and operate a planned demonstration plant, (v) our longer-term plans to construct and operate a full-scale mine and separation plant;

•
anticipated losses in the operation of our business until such time, which may not occur in the foreseeable future or at all, as commercial production by us of rare earth elements has commenced;

•
our ability to fund anticipated losses in the operation of our business until commercial production, which may not occur in the foreseeable future or at all, is achieved;

•
the pursuit of potential financing and strategic alternatives including U.S. government funds;

•
expectations regarding the ability to raise capital or secure additional strategic or joint venture partners in order to advance the Bear Lodge rare earth elements project (“Bear Lodge REE Project”), including the planned demonstration plant;

•
our ability to resume suspended operational and permitting activities successfully;

•
our ability and the timing to obtain necessary permits and licenses, including project development, mining, beneficiation and processing permits and source material licenses;

•
the cost and timing of our current and planned future piloting of our rare earth element recovery and separation processes;

•
our ability to meet pre-award requirements for a potential U.S. Department of Energy (“DoE”) financial award to support the funding of our planned demonstration plant;

•
our ability to raise additional capital to meet cost sharing obligations for a potential DoE financial award to initiate and complete a planned demonstration plant;

•
the cost and timing of our planned demonstration plant, and the outcomes of the project to support our overall processing and separation of rare earth elements from our Bear Lodge REE Project or rare earth elements from other sources;

•
our ability to license, permit, construct and operate a planned demonstration plant, or the cost or outcomes of its construction and operation;

•
the estimated costs required to develop the planned demonstration plant and the Bear Lodge REE Project;

•
the confirmation and piloting of our rare earth element recovery and separation technology and the ability to incorporate the technology with respect to a planned demonstration plant, the Bear Lodge REE Project or otherwise;

•
our ability to arrange for services of third parties to demonstrate the recovery and separation of rare earth products;

•
the narrowed focus or suspension of the Company’s near-term operational and permitting activities;

•
expectations regarding the global supply and demand for rare earth elements (“REE”), including the potential impact of the Chinese-dominated market;

•
the ability and timing to complete a future Feasibility Study (“FS”) on the Bear Lodge REE Project;

•
the estimated operating and capital costs, including sustaining capital, associated with the separation and recovery of marketable rare earth elements using our proprietary technology or other processes;

•
expectations regarding the support or hindrance of our objectives as a result of government policies and actions;

•
future expenditures to comply with environmental and other laws and regulations;

•
expectations as to the marketability and prices of rare earth product(s); and

•
our potential status as a “passive foreign investment company” under U.S. tax laws.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:
•
the impact of COVID-19, including risks associated with uncertainties relating to its ultimate spread, severity and duration, and related adverse effects on the global economy and financial markets, and the impact of COVID-19 on rare earth prices and on our business development and strategies;

•
our history of losses and numerous uncertainties that could affect the profitability or feasibility of our Bear Lodge REE Project and strategy;

•
our lack of production from our mineral properties;

•
our proprietary, patented and patent-pending, rare earth recovery and separation technology encountering infringement, unforeseen problems, or unexpected costs in development, deployment or scaling up to commercial application;

•
our ability to maintain our proprietary interest in our patented and patent-pending intellectual property and related technical information licensed to third parties;

•
intellectual property or related data being subject to damage or theft;

•
our ability to maintain relationships and meet our obligations with significant investors or attract future investors or strategic partners;

•
our ability to obtain additional financial resources on acceptable terms or at all, in order to (i) develop and maintain our assets, (ii) progress and finalize our planned demonstration plant, (iii) conduct our strategic plans, including our Bear Lodge REE Project’s activities and (iv) maintain our general and administrative expenditures at appropriate levels;

•
increased costs affecting our financial condition;

•
the potential liquidation or sale of part or all of the Company’s assets and the possible loss by investors of part or all of their investment;

•
the fact that certain activities, including equity and debt financing activities, which may be undertaken by the Company will require the prior approval of Synchron and possibly other shareholders of the Company;

•
whether we deregister our common shares under the Exchange Act and/or list our common shares on another securities exchange;

•
volatile mineral markets, including fluctuations in demand for, and prices of, rare earth products, including the potential impact of the Chinese-dominated rare earth market;

•
our ability to secure financing, permit, license, construct and operate a planned demonstration plant and ability to incorporate the outcomes of the demonstration plant in our Bear Lodge REE Project or other processing and separation opportunities;

•
the results of future feasibility studies with respect to the planned demonstration plant and the Bear Lodge REE Project;

•
our ability to resume our currently suspended federal and state licensing and permitting efforts for the Bear Lodge REE Project in a timely and cost-effective manner, or at all;

•
the permitting, licensing and regulatory approval process with respect to the exploration, development and operation of our Bear Lodge REE Project;

•
mineral resource estimation;

•
our ability to exercise our right to purchase certain non-mineral lands for waste rock storage and processing operations and the ability to acquire another location if necessary;

•
delay from opposition to development of the planned demonstration plant or any of our Bear Lodge REE Project from third parties;

•
establishing adequate distribution or sales channels to place our future suite of products;

•
competition in the mining, rare earth and gold industries, including an increase in global supplies or predatory pricing and dumping by our competitors;

•
technological advancements, substitutes, and the establishment of new uses and markets for rare earth products;

•
the specific product(s) from our operations potentially having a limited number of customers, which could reduce our bargaining power, product pricing, and profitability;

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changes in government policies and future potential actions of the government with respect to the rare earth and mining industries;

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continued compliance with current environmental regulations and the possibility of new legislation, environmental regulations or license or permit requirements adverse to the mining industry, including measures regarding reclamation, water and air protection, land use and climate change;

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our dependence on and the potential difficulty of attracting and retaining key personnel, consultants and qualified management;

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any shortage of equipment and supplies;

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mining and resource exploration, development, processing and recovery being a potentially hazardous activity;

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operating in the resource industry, which can be highly speculative and subject to volatile market forces outside of our control;

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title to our properties or mining claims;

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insurance for our operations that could become unavailable, unaffordable or commercially unreasonable or exclude from coverage certain risks to our business;

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our land reclamation and remediation requirements;

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information technology system disruptions, damage or failures;

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effects of legislation or proposed legislation on the mining industry and our business;

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our executive officer, directors and consultants being engaged in other businesses;

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costs associated with any unforeseen litigation;

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enforcement of civil liabilities in the U.S. and elsewhere;

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our common shares continuing not to pay dividends;

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share price volatility;

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our securities, including in relation to both Company performance and general security market conditions;

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the OTCQB Venture Marketplace standards and the “penny stock” rules and the impact on trading volume and liquidity due to our listing on the OTCQB Venture Marketplace;

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tax consequences to U.S. shareholders related to our potential status as a “passive foreign investment company”; and

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other factors, many of which are beyond our control.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

OUR BUSINESS
We are focused on demonstrating, through the construction and operations of a planned demonstration plant, the technical and economic feasibility of our proprietary recovery and separation technology and advancing the Bear Lodge REE Project located near the town of Sundance in northeast Wyoming. The Bear Lodge REE Project consists of several large, disseminated REE deposits and a proposed hydrometallurgical plant to be located near Upton, Wyoming. Additionally, we hold a 100% interest in the Sundance gold project (the “Sundance Gold Project”) that is adjacent to the Bear Lodge REE Project and contains a historical inferred mineral resource primarily composed of three gold targets within the area of the Bear Lodge property. As a result of our current focus on the Bear Lodge REE Project, advancement of the Sundance Gold Project has been on hold since 2011.
The Bear Lodge REE Project is one of the highest-grade REE deposits identified in North America and one of the highest-grade Eu deposits in the world. In addition, the Bear Lodge REE Project has a favorable distribution of the remaining critical rare earth elements. In our development efforts for the Bear Lodge REE Project, we have done extensive laboratory bench-scale and pilot plant testing on metallurgical processes to recover saleable rare earth products and have filed six patents on our metallurgical processing innovations. Among them is a rare earth separation technique that modifies conventional solvent extraction methods used for rare earth separation that promises to be more cost efficient and environmentally sound, involving minimal waste effluents discharged from the process.
During the first quarter of 2016, we placed the Bear Lodge REE Project under care-and-maintenance, and all permitting activities were suspended. Based on current permitting timetables and other factors, we anticipate that we could receive all permits and licenses for the Bear Lodge REE Project approximately 18 to 30 months after resuming permitting efforts, which efforts may be dependent upon the success of our planned demonstration plant.
Our near-term focus is on the progression of the planned demonstration plant. Assuming the demonstration plant operation is successful, we plan to evaluate the feasibility of processing and separating REE from the Bear Lodge REE Project as well as other sources.
Once the decision to resume the Bear Lodge REE Project mine development activities is made, our plan is to advance engineering in preparation for the FS, including an evaluation of a potential modular approach to development beginning with a smaller initial production facility which would then be scaled up. Our ability to begin construction activities on the Bear Lodge REE Project will be subject to various factors including: (i) the availability of adequate capital, (ii) results of a planned demonstration plant, (iii) a positive FS, (iv) securing off-take customers at adequate prices, (v) obtaining necessary permits and licenses, and (vi) approval from our board of directors.
The Bear Lodge REE Project deposit is located near excellent mining infrastructure, including good road access and power lines within two kilometers of the property. The Bear Lodge REE Project site is 100 kilometers east of Gillette, Wyoming, a major infrastructure, support, and logistics center for coal mines in the Powder River Basin that should provide for ready access to the required production supplies and materials as well as skilled labor. Additionally, the deposit is situated only 64 kilometers from the nearest railhead at Upton, Wyoming, where the proposed hydrometallurgical plant is planned to be sited, allowing access to major distribution channels via the adjacent railhead.
The Company was incorporated under the laws of the Province of British Columbia, Canada on June 3, 1999 as Spartacus Capital Inc. We are currently governed under the Business Corporations Act (British Columbia) (the “BCA”). Our executive office address is P.O. Box 271049, Littleton, Colorado 80127. The telephone number for our executive office is (720) 278-2460. We maintain a corporate website at www.rareelementresources.com.
Originally organized as a “capital pool” company whose activities were focused on the identification and completion of a qualifying transaction as required by the rules of the TSX Venture Exchange, we transitioned to a “venture company” on July 25, 2003, coincident with (1) the completion of a reverse takeover acquisition of Rare Element Holdings Ltd. (the qualifying transaction), (2) a name change of “Spartacus Capital Inc.” to “Rare Element Resources Ltd.,” and (3) the completion of a private placement. The Company’s main assets include its proprietary rare earth processing and separation technology and its

100% interest in a group of unpatented mining claims and repurchase rights to adjacent private property, together known as the Bear Lodge Property, owned through its wholly owned subsidiary, Rare Element Resources, Inc., a Wyoming corporation.
We have one direct wholly owned subsidiary, incorporated under the laws of British Columbia, Canada in 1996 under the name “Rare Element Holdings Ltd.” That subsidiary has one direct wholly owned subsidiary, Rare Element Resources, Inc., incorporated in 1997 in the state of Wyoming, USA, formerly known as Paso Rico (USA), Inc.
Our common shares trade on the OTCQB Venture Marketplace under the symbol “REEMF.”
Recent Corporate Developments
In the first quarter of 2021, we focused on continuing the confirmation and enhancement of our proprietary technology for rare earth processing and separation through pilot testing conducted by Umwelt-und Ingenieurtechnik GmbH Dresden (“UIT”), an affiliate of General Atomic Technologies Corporation (“General Atomics”) and Synchron, under a new agreement. We expect pilot testing to be completed during the second or early in the third quarter of 2021, with results to be incorporated into a planned demonstration plant, as described below. However, should additional funding as described below not be secured, these plans may be deferred to a later date.
During the second and third quarters of 2021, we expect to further the plans for the planned demonstration plant, including (i) completing further piloting to optimize certain process steps and scale-up design criteria, (ii) confirming operating and capital cost estimates, (iii) finalizing the pre-award negotiations with the DoE for the financial award described below, and (iv) securing additional funding.
Further, in 2021, we have continued to monitor the general U.S. political climate and actions taken by the U.S. government to secure a domestic, non-Chinese, rare earth supply chain. The U.S. federal government issued two Presidential Executive Orders in 2017 to encourage and support the establishment of a domestic rare earth supply chain and to strengthen the defense industrial base with respect to critical minerals including rare earths. In June 2019, the Department of Commerce released its report entitled “Federal strategy to ensure secure and reliable supplies of critical minerals.” This was followed by five U.S. Presidential Determinations on July 22, 2019 directed to the Secretary of Defense. One Presidential Determination declared that “the domestic production capability for Rare Earth Metals and Alloys is essential to the national defense.” These initiatives have increased the federal government’s level of interest in the rare earth industry and our potential rare earth products as a critical upstream segment of the supply chain, particularly considering Chinese dominance in the global rare earth market. In addition, COVID-19 has further focused the U.S. government on the importance of implementing secure domestic supply chains, including for rare earths, leading to a further Presidential Executive Order issued in February 2021 calling for the strengthening of America’s supply chains, specifically requiring the Department of Defense to (i) submit a report identifying “risks in the supply chain of critical minerals and other strategic materials including rare earth elements” and (ii) make policy recommendations to address the risks. As a result, we are participating in these initiatives as they are critical to the United States’ production of rare earth magnets to support the manufacturing of, among other things, defense technologies, electric vehicles, wind turbines, automobiles, consumer electronics, and oil refining equipment.
In January 2021, we received notice from the DoE that the Company, as a member of a consortium of companies, had been selected for negotiation of a potential financial award for the engineering, construction and operation of a rare earth separation and processing demonstration plant. The consortium of companies, which includes the Company, General Atomics, an affiliate of Synchron, and certain of its affiliates, and LNV, an Ardurra Group, Inc. company, as engineering and construction subcontractor, had submitted a formal proposal to the DoE in response to a published Funding Opportunity Announcement in mid-2020 for the construction and operation of a rare earth separation and processing plant utilizing proprietary technology to produce commercial grade products. The DoE funding, if finalized, is in the amount of $21.9 million and represents approximately one-half of the total estimated costs for the project and is contingent upon the negotiation of definitive documents. It is our intent that the planned demonstration plant will process the already stockpiled high-grade material from the Bear Lodge REE Project. We expect to complete pre-award negotiations late in the second quarter or early in the third quarter of 2021.

In response to the COVID-19 pandemic, we have implemented travel restrictions, both domestically and internationally, and our employee and consultants have abided by government guidance and orders. As a result, we have seen delays in the pilot plant studies being conducted by UIT that have slowed the progression of the planned test work. Although the slower progression is not material to our plans at this time, any continued impact may be material to the completion of the test work planned for this year and our ability to progress our current business plans. Additionally, the economic downturn triggered by COVID-19 and resulting direct and indirect negative impact to us cannot be fully determined but could have a prospective material impact to our future activities, cash flows and liquidity. Further, it is unknown what, if any, impact COVID-19 and resulting economic slowdown will have on rare earth prices and market supply and demand fundamentals.
RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
Debt securities will in most cases be unsecured debt of the Company.
The debt securities will in most cases be unsecured debt of the Company and, in some cases, will rank equally in right of payment with all other existing and future unsecured debt of the Company. The debt securities will effectively be, in some cases, subordinated to all existing and future secured debt of the Company to the extent of the assets securing such debt. If the Company is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including if applicable, the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities.
There is no existing trading market for the senior or subordinated debt securities, warrants, or units.
There is no existing trading market for the senior or subordinated debt securities, units or warrants. As a result, there can be no assurance that a liquid market will develop or be maintained for those securities, or a purchaser will be able to sell any of those securities at a particular time (if at all). The Company may not list the senior or subordinated debt securities, units or warrants on any securities exchange. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things:
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changes in the overall market for those securities;

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changes in the financial performance or prospects of the Company;

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changes or perceived changes in our creditworthiness;

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the prospects for companies in our industry generally;

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the number of holders of those securities;

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the interest of securities dealers in making a market for those securities; and

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prevailing interest rates.

Resales of our common shares in the public market following an offering may cause the trading price to fall.
Resales of a substantial number of our common shares could depress the trading price of our common shares. An offering of new common shares could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. If our shareholders sell substantial amounts of our common shares in the public market following an offering, the trading price of our common shares could fall.
If you purchase our common shares in an offering, you may experience immediate dilution.
Because the price per share of our common shares being offered may be higher than the book value per share of our common shares, you may suffer immediate and substantial dilution in the net tangible book value of our common shares you purchase in an offering. The issuance of additional common shares in future offerings could be dilutive to shareholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our common shares in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.
The Company’s management will have certain discretion in the use of proceeds.
The Company’s management will have certain discretion concerning the use of proceeds of an offering under any prospectus supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering under any prospectus supplement. Management may use the net proceeds of any offering under any prospectus supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.
RATIO OF EARNINGS TO FIXED CHARGES
As of the date of this prospectus, we have had no fixed charges, as defined by Item 503(b) of Regulation S-K, during the reportable periods, and we have experienced only operating losses during those periods. Accordingly, no ratios are shown herein, and no computation of the ratio of earnings to fixed charges is attached as an exhibit hereto.
USE OF PROCEEDS
The net proceeds to us from any offering of securities, the proposed use of those proceeds and the specific business objectives which we expect to accomplish with such proceeds will be set forth in the applicable prospectus supplement relating to that offering. Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes.
Pending the use of available funds outlined above, we intend to invest the net proceeds in an interest bearing account.
PLAN OF DISTRIBUTION
We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
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the offeror(s) of the securities;

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the terms of the securities to which the prospectus supplement relates;

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the name or names of any underwriters;

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the purchase price of the securities and the proceeds to be received from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation; and

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any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act and in compliance with applicable Canadian securities laws, which includes sales made directly on an existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.
Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.
DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.
We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment; because, the indenture, and not this section, defines your rights as a holder of debt securities.
The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.
General
The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.
The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates, or the method of determining the dates, on which the debt securities will mature;

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the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

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if a debt security is issued with original issue discount, the yield to maturity;

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the places where payments may be made on the debt securities;

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any mandatory or optional redemption provisions applicable to the debt securities;

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any sinking fund or analogous provisions applicable to the debt securities;

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whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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whether the debt securities will be senior or subordinated;

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any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

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any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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the method of determining the amount of any payments on the debt securities which are linked to an index;

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whether the debt securities will be issued in fully registered form without coupons;

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whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

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whether the debt securities will be convertible into or exchangeable for common shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

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any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

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any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by United States federal tax law and regulations.
If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States or Canada for the subordinated debt securities.
In the event of any redemption in part of any class or series of debt securities, we will not be required to:
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issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

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register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.
Global Securities
A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities
Book-Entry Securities.   Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.
Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.
So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:
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will not be entitled to have the debt securities registered in their names;

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will not be entitled to receive physical delivery of the debt securities in definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.
We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.
Consolidation, Merger, Sale or Conveyance
We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.
The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.
Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.
Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:
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maintain and apply money in the defeasance trust,

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register the transfer or exchange of the debt securities,

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replace mutilated, destroyed, lost or stolen debt securities, and

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maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. government obligations that we may deposit, which will be described in the applicable prospectus supplement.
Events of Default, Notice and Waiver
Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:
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failure to pay interest on any debt security of the class or series for 90 days when due;

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failure to pay the principal or any premium on any debt securities of the class or series when due;

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failure to make any sinking fund payment when due;

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failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

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occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.
If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.
The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.
Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.
Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.
Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.
Modification of the Indentures
We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders of debt securities, considered as a group, in any material respect.
We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
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change the stated maturity of any debt security;

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reduce the principal, premium, if any, or rate of interest on any debt security; or

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reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices
Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.
Replacement of Securities Coupons
Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.
Concerning the Trustees
We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.
Senior Debt Securities
The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.
Certain Covenants in the Senior Indenture
The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.
Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.
Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiaries.
The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.
Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we or the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90-day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.
In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.
If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.
As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.
Conversion or Exchange
We may issue debt securities that we may convert or exchange into common shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common shares or other securities, property or assets you would receive would be issued or delivered.
DESCRIPTION OF COMMON SHARES
We are authorized to issue an unlimited number of common shares, without par value. As of April 30, 2021, we had 105,308,445 common shares issued and outstanding. All common shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.
Dividend Rights
Holders of common shares are entitled to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefor.
Voting Rights
Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.
Election of Directors
In accordance with the BCA, directors are elected by a plurality of the votes cast by the holders of our common shares in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.
Liquidation
Upon liquidation, dissolution or winding up of the Company, holders of common shares are entitled to receive pro rata the assets of the Company, if any, remaining after payments of all debts and liabilities.
Redemption
No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.
Other Provisions
Changes to Authorized Share Structure
Under Article 9 of the Company’s Articles, subject to Article 9.2 and the BCA, the Company may by ordinary resolution:
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create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

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increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

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if the Company is authorized to issue shares of a class or shares with par value, (i) decrease the par value of those shares, or (ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

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alter the identifying name of any of its shares; or

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otherwise alter its share or authorized share structure when required or permitted to do so by the BCA.

Subject to the BCA, the Company may by ordinary resolution:
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create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

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vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

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change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value.

Subject to Article 9.2 of the Company’s Articles and the BCA, the Company may by resolution of the directors subdivide or consolidate all or any of its unissued, or fully paid issued, shares.
General
You should read the prospectus supplement relating to any offering of common shares, or of securities convertible, exchangeable or exercisable for common shares, for the terms of the offering, including the number of common shares offered, any initial offering price and market prices relating to the common shares.
This section is a summary and may not describe every aspect of our common shares that may be important to you. We urge you to read applicable British Columbia law and our Articles, because they, and not this description, define your rights as a holder of our common shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, common shares or other securities. Warrants may be issued independently or together with debt securities, common shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of warrants for the complete terms of the warrant agreement.
Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, common shares, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:
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the designation and terms of the units and the securities included in the units;

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any provision for the issuance, payment, settlement, transfer or exchange of the units;

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the date, if any, on and after which the units may be transferable separately;

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whether we will apply to have the units traded on a securities exchange or securities quotation system;

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any material Canadian and/or United States federal income tax consequences; and

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how, for Canadian and/or United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS
Fasken Martineau DuMoulin LLP of Toronto, Ontario, Canada has provided its opinion on the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements as of December 31, 2020 and for the year then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated balance sheet of the Company as of December 31, 2019, and the consolidated statements of operations, shareholders’ equity, and cash flows of the Company for the year ended December 31, 2019 have been incorporated by reference herein in reliance upon the report of Plante & Moran, PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Up to 105,808,445 Common Shares of Rare Element Resources Ltd.
Issuable Upon the Exercise of Subscription Rights

PROSPECTUS SUPPLEMENT
November 12, 2021